EXHIBIT 99.9

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

The Board of Directors
Varco International, Inc.
2000 West Sam Houston Parkway South
Suite 1700
Houston, TX 77042

Members of the Board:

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated August 11, 2004, as Annex C to, and the reference thereto under the captions “SUMMARY—Opinions of Financial Advisors”, “THE MERGER—Recommendation of the Board of Directors of Varco and Reasons for the Merger” and “THE MERGER—Opinions of Financial Advisors” in, the Joint Proxy Statement/Prospectus of Varco International, Inc. and National-Oilwell, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 dated September 16, 2004 of National-Oilwell, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

CITIGROUP GLOBAL MARKETS INC.
By:	/s/ GREGORY J. SOMMER
	Name:	Gregory J. Sommer
	Title:	Managing Director

New York, New York
September 13, 2004